Conflict Minerals Report

For The Year Ended December 31, 2018

This report, for the year ended December 31, 2018, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule”). The Conflict Minerals Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Conflict Minerals Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

Each registrant must submit a Form SD which describes the reasonable country of origin inquiry completed by the registrant and, if the registrant is unable to establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources or elects not to disclose the source of its Conflict Minerals, then the registrant must also submit a Conflict Minerals Report to the SEC that includes a description of its due diligence efforts on the Conflict Minerals source and chain of custody.

1. Company Overview

This report has been approved by the management of Meritor, Inc. (herein referred to as “Meritor”, “we”, “us” or “our”). The information includes the activities of all majority-owned subsidiaries and any less than majority-owned subsidiaries that are consolidated in Meritor’s financial results. It does not include the activities of any entities that are not required to be consolidated in Meritor’s financial results, except to the extent that those entities supply products to Meritor which may contain any of the Conflict Minerals.

Meritor is a premier global supplier of a broad range of integrated systems and components to original equipment manufacturers (“OEMs”) and the aftermarket for the commercial vehicle, transportation and industrial sectors. Meritor serves commercial truck, trailer, off-highway, military, bus and coach and other industrial OEMs and certain aftermarkets. Our principal products are axles, undercarriages, drivelines, brakes and braking systems.

Supply Chain

Due to the complexity of our products and the number of direct suppliers supplying products to Meritor, we rely on our direct suppliers to provide information on the origin of the 3TG contained in the products they supply to us—including sources of 3TG that are supplied to them from their lower tier suppliers. Accordingly, in 2018, Meritor published a new version of our Supplier Quality System Requirements (“SQSR”) manual which is incorporated by reference into our purchase orders and other agreements and which obligates our suppliers to exercise due diligence on the source and chain of custody of any Conflict Minerals incorporated in their products sold to Meritor and to report those findings to Meritor. To ensure that these findings are, in fact, reported to Meritor, we worked directly with a large group of selected suppliers, as described below.

The suppliers selected by Meritor for inquiry were those direct suppliers who supplied any production parts to Meritor in 2018, where the parts in question, by their nature, could potentially contain 3TG.

Reasonable Country of Origin Inquiry

Based upon the results of our due diligence, we are unable to rule out the presence of 3TG in certain of our products or to determine the origin of all 3TG which may be contained in our products. Accordingly, we cannot exclude the possibility that some of our products may contain 3TG which may have originated in one or more of the Covered Countries. For that reason, we are required, under the Conflict Minerals Rule, to submit a Conflict Minerals Report to the SEC as an exhibit to Form SD.

Because of our size, our global presence, the complexity of our products and the depth, breadth and constant changes within our supply base, it is difficult to identify those potential sources of 3TG upstream from our direct suppliers. Accordingly, we participate in an industry-wide initiative to determine those possible suppliers of 3TG as described in Section 2.2 below.

In accordance with the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the Conflict Minerals Rule, this report is available on our website at http://meritor.com/policy/conflict-minerals-information.aspx.

Conflict Minerals Policy

Meritor is committed to working with our global supply chain to ensure compliance with the SEC’s conflict minerals rules. Meritor intends to source responsibly in support of its intent not to manufacture products that contain Conflict Minerals that support armed conflict in any of the Covered Countries. To that end, we have established a conflict minerals compliance program that is designed to follow the framework established by the OECD. As part of that program, Meritor requires that relevant suppliers conduct conflict minerals due diligence and report their results to us.

To help ensure that we source responsibly, we have also adopted an internal Conflict Minerals Policy to guide the conduct of our employees.

In addition, Meritor has published a Conflict Minerals Statement on our website at
http://meritor.com/policy/conflict-mineralsinformation.

2. Due Diligence Process

2.1. Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in the OECD Guidance and the related supplements for gold and for tin, tantalum and tungsten.

2.2. Management Systems

As described above, Meritor has adopted an internal Conflict Minerals Policy, for its employees, and a publicly available Conflict Minerals Statement which is posted at http://www.meritor.com.

Internal Team

Meritor has established a Conflict Minerals Team reporting to Meritor’s VP of Procurement. The core team includes representatives from our procurement, sales and legal groups, with support, as needed, from our IS and engineering groups. Senior management is periodically briefed about the results of our due diligence efforts.

Control Systems

Because we do not have any direct relationships with 3TG smelters and refiners, we are engaged, and actively participate, with other major manufacturers in the automotive industry and other sectors, in the Automotive Industry Action Group (“AIAG”) Conflict Minerals Work Group, an industry-wide initiative to disclose upstream actors in the supply chain.

In addition to adopting a Conflict Minerals Policy which outlines expected behaviors for all Meritor employees, our expectations for our suppliers are set forth in our SQSR manual.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have contacted all relevant suppliers and asked them to complete, on the i-Point Conflict Minerals Platform, a CMRT Template (described in Section 3 below) and have followed up with all suppliers who failed to respond or who have provided inadequate or questionable responses.

Meritor Helpline Reporting

Through our internal Conflict Minerals Policy and the Conflict Minerals Statement on our website, we have encouraged our employees and suppliers to contact the Meritor Helpline to report instances in which Meritor’s products may contain Conflict Minerals from a Covered Country (other than from a scrap or recycled source) which have not already been discovered by, or reported to, Meritor or which Meritor may not have previously disclosed in its Form SD or its Conflict Minerals Report.

Records Maintenance

We intend to retain relevant documentation in accordance with Meritor’s standard records retention policies.

2.3. Identify and Assess Risk in the Supply Chain

Because of our size, our global presence, the complexity of our products and the depth, breadth and constant changes within our supply base, it is difficult to identify those potential sources of 3TG upstream from our direct suppliers. Accordingly, we participate in an industry-wide initiative to determine those possible suppliers of 3TG as described in Section 2.2 above.

Through Meritor’s internal systems and processes, we identified 513 direct suppliers whose products could potentially contain 3TG. We rely on those direct suppliers to provide us with information about the source of Conflict Minerals, if any, contained in the products they supply to us. In turn, those direct suppliers are similarly reliant upon information provided by their suppliers. Many of our largest direct suppliers are also SEC registrants and, therefore, are also subject to the Conflict Minerals Rule.

2.4. Design and Implement a Strategy to Identify and Respond to Risks

Meritor has an approved risk management plan, through which our conflict minerals program is implemented, managed and monitored.

As described above, we participate in the AIAG Conflict Minerals Work Group and their industry-wide initiatives to determine potential upstream suppliers of 3TG.

As part of our risk management plan, to ensure that our suppliers understand our expectations, we have described our intention to source responsibly in the Conflict Minerals Statement available on our website at http://meritor.com/policy/conflict-mineralsinformation.aspx, have referenced those expectations in our SQSR manual, have sent each of the suppliers whose products may contain 3TG information on the Conflict Mineral regulations, have encouraged our suppliers to join i-Point and to participate in i-Point’s educational seminars, and have encouraged our suppliers to contact members of our Conflict Minerals Team to address any questions they may have.

As described in our Conflict Minerals Policy, Meritor intends to source responsibly in support of its intent not to manufacture products that contain Conflict Minerals that support armed conflict in any of the Covered Countries.

2.5. Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. We support audits through our active participation in the AIAG Conflict Minerals Work Group.

2.6. Report on Supply Chain Due Diligence

In addition to this report, see our website at https://www.meritor.com/policy/conflict-minerals-information for further information about our supply chain due diligence.

3. Due Diligence Results

Requests for Information

We conducted a survey of those direct suppliers described above using the template known as the Conflict Mineral Reporting Template (the “CMRT Template”). The CMRT Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, its engagement with its direct suppliers, and a listing of the smelters used by the company and its suppliers. In addition, the template contains questions about the origin of conflict minerals used in the supplier’s products, as well as the supplier’s own due diligence efforts. Written instructions, recorded training illustrating the use of this tool and the latest version of it are available on the “Responsible Minerals Initiative” (RMI) website (formerly known as the Conflict-Free Sourcing Initiative or CFSI). The CMRT Template is widely used by many companies in their due diligence processes related to Conflict Minerals. To ensure that we have received reliable responses from our suppliers, we reviewed all of our supplier responses against criteria we developed to determine which responses merited further inquiry with our suppliers. These criteria call for follow-up of untimely or incomplete responses as well as those containing inconsistencies within the data reported in the CMRT Template. In addition, we applied a higher level of scrutiny to responses from direct suppliers who are foundries and those who supply electronic components to Meritor. Where necessary, we have worked directly with these suppliers in order to obtain acceptable revised responses.

Survey Responses

Using the information gathered from our direct suppliers over the past several years as well as our internal business systems which track production shipments, Meritor contacted all of its suppliers whose products could potentially contain 3TG, including those suppliers who in previous reporting years responded that they had no 3TG in their products. Meritor received acceptable responses from all but 1 out of the 513 suppliers. Meritor’s spend with that one supplier was less than $3,000 for the 2018 calendar year.

Since 2013, one of Meritor’s stated Conflict Mineral goals has been to increase the percentage of “Product Level” declarations received from its suppliers who indicated the possible presence of 3TG in their products (a “Product Level” declaration being a response indicating whether the actual product supplied to Meritor by such supplier contained 3TG as opposed to a “Company Level” declaration meaning that the supplier sells products which contain 3TG, but cannot identify whether any 3TG is in the specific products sold to Meritor). Meritor assumed that, at a Product Level, fewer supplier responses would indicate the use of 3TG in the products being sold to Meritor and those responses would also show a smaller number of smelters as being involved in the production of those products. As in all previous reporting years, these assumptions were proven to have been correct.

In 2018, of the 513 suppliers surveyed, 55 (10.7%) reported some type of 3TG in their products. Of those 55 suppliers indicating the presence of 3TG, 11 of them provided a Product Level response, while the remaining 44 suppliers provided a Company Level response, meaning that 3TG may or may not actually be present in the components or materials that these suppliers provided to Meritor. In those 44 Company Level declarations, 26 (59%) reported that tin was the only 3TG present in their products, while the remaining 18 (41%) reported that other types of 3TG were present in the products they sell. By comparison, of the 11 Product Level supplier declarations, all 11 reported tin as their only 3TG in the products they sell to Meritor.

Meritor’s core team remains committed to increasing the percentage of Product Level declarations in its effort to more accurately identify the Meritor products which actually contain 3TG.

4. Efforts to Determine Mine or Location of Origin

Through our participation in the AIAG Conflict Minerals Work Group and by requesting that our suppliers complete the CMRT Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG, if any, in our supply chain.

Smelters or Refiners

For the 2018 reporting year, Meritor identified a total of 322 smelters whose names were provided on CMRT Template’s furnished by its suppliers. Relevant information about all smelters disclosed in Meritor’s supplier responses is set forth on Exhibit 1 to this Conflict Minerals Report. At the time of this report, 77% of the 322 smelters have been audited and are listed in the RMI’s public records as “Conformant” and another 2% are listed as “Active”, which means they have committed to the audit process and are at various stages of the audit cycle. The remaining 21% of the named smelters were listed by the RMI as “Alleged”, with CID numbers assigned to them by the RMI. The presence of a CID number indicates that the RMI is aware of the company being reported as a smelter/refiner and may be actively working to verify its status and potential compliance as a Conflict Free smelter. However the exact status of all “Alleged” smelters remains unknown as it is not published in RMI’s public information.

Meritor continues to monitor the RMI website for the status of those companies as part of its on-going due diligence and supports the further refinement and expansion of the list of conflict free smelters through our active participation in the AIAG Conflict Mineral Work Group and our association with i-Point.

While some of these smelters or refiners have been verified as being on the conflict free smelter list, other remaining mines or locations of origin of the 3TG in our products remain unknown. As to the companies responding “yes” to the presence of 3TG products in a Company Level declaration, Meritor is unable to determine whether any of the Conflict Minerals reported by these suppliers were in fact contained in products they supplied to Meritor, and is therefore unable to validate that any of the smelters or refiners identified by those suppliers are actually in our supply chain. Meritor’s experience indicates that many of those smelters identified in our suppliers’ Company Level declarations may not be involved in the specific products supplied to Meritor. Meritor’s conflict mineral team remains committed to increasing the percentage of Product Level declarations in its effort to more accurately identify which smelters are actually a part of Meritor’s supply chain.

5. Steps to be Taken to Mitigate Risks

For 2019, we intend to take the following steps to improve the due diligence we conduct in order to identify and mitigate any risk that the Conflict Minerals in our products could benefit armed groups in the Covered Countries:

a. Continue to work with our suppliers who have indicated the presence of 3TG at a Company Level to obtain Product Level declarations in an effort to more accurately determine which of their products actually contain 3TG, thereby allowing Meritor to better identify the specific smelters within the Meritor supply chain.

b. Proactively monitor CMRT’s upon arrival for any red-flagged smelter.

c. Assist Meritor’s Tier 1 suppliers to attain a higher response rate from their lower tier suppliers as a result of their supply chain due diligence.

d. Continue to educate our suppliers on Meritor’s higher expectations relating to Product Level responses and accurate smelter lists.

e. Work with any suppliers found to be supplying Meritor with 3TG from sources that support armed conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict.

f. Work with the AIAG to define and improve best practices in order to build leverage over the supply chain in accordance with the OECD Guidance.

g. Work with the AIAG to help expand the list of conflict free smelters and refiners.

h. Monitor legislative changes to the Conflict Mineral rules to ensure compliance.

Smelter Identification Number Input Column	Metal (*)	Smelter Look- up (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter City	Smelter Facility Location: State / Province
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.		JAPAN	CID000004	RMI	Toyama City	Toyama
CID000015	Gold	Advanced Chemical Company		UNITED STATES OF AMERICA	CID000015	RMI	Warwick	Rhode Island
CID000019	Gold	Aida Chemical Industries Co., Ltd.		JAPAN	CID000019	RMI	Fuchu	Tokyo
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.		GERMANY	CID000035	RMI	Pforzheim	Baden-Württemberg
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)		UZBEKISTAN	CID000041	RMI	Almalyk	Toshkent
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao		BRAZIL	CID000058	RMI	Nova Lima	Minas Gerais
CID000077	Gold	Argor-Heraeus S.A.		SWITZERLAND	CID000077	RMI	Mendrisio	Ticino
CID000082	Gold	Asahi Pretec Corp.		JAPAN	CID000082	RMI	Kobe	Hyogo
CID000090	Gold	Asaka Riken Co., Ltd.		JAPAN	CID000090	RMI	Tamura	Fukushima
CID000092	Tantalum	Asaka Riken Co., Ltd.		JAPAN	CID000092	RMI	Tamura	Fukushima
CID000105	Tungsten	Kennametal Huntsville		UNITED STATES OF AMERICA	CID000105	RMI	Huntsville	Alabama
CID000113	Gold	Aurubis AG		GERMANY	CID000113	RMI	Hamburg	Hamburg
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)		PHILIPPINES	CID000128	RMI	Quezon City	Rizal
CID000157	Gold	Boliden AB		SWEDEN	CID000157	RMI	Skelleftehamn	Västerbottens län [SE-24]
CID000176	Gold	C. Hafner GmbH + Co. KG		GERMANY	CID000176	RMI	Pforzheim	Baden-Württemberg
CID000185	Gold	CCR Refinery - Glencore Canada Corporation		CANADA	CID000185	RMI	Montréal	Quebec
CID000189	Gold	Cendres + Metaux S.A.		SWITZERLAND	CID000189	RMI	Biel-Bienne	Bern

CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	RMI	Changsha	Hunan
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	RMI	Chaozhou	Guangdong
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	RMI	Chenzhou	Hunan
CID000233	Gold	Chimet S.p.A.	ITALY	CID000233	RMI	Arezzo	Toscana
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	RMI	Ganzhou	Jiangxi
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	RMI	Conghua	Guangdong
CID000292	Tin	Alpha	UNITED STATES OF AMERICA	CID000292	RMI	Altoona	Pennsylvania
CID000306	Tin	CV Gita Pesona	INDONESIA	CID000306	RMI	Sungailiat	Kepulauan Bangka Belitung
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	RMI	Pemali	Kepulauan Bangka Belitung
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	RMI	Pangkalan	Kepulauan Bangka Belitung
CID000315	Tin	CV United Smelting	INDONESIA	CID000315	RMI	Pangkal Pinang	Kepulauan Bangka Belitung
CID000328	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	RMI	Namdong-gu	Incheon-gwangyeoksi
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	RMI	Gimpo	Gyeonggi-do
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	RMI	Pforzheim	Baden-Württemberg
CID000401	Gold	Dowa	JAPAN	CID000401	RMI	Kosaka	Akita
CID000402	Tin	Dowa	JAPAN	CID000402	RMI	Kosaka	Akita
CID000425	Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	RMI	Honjo	Saitama
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	RMI	Oruro	Oruro
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	RMI	Pompano Beach	Florida
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	RMI	Jiangmen	Guangdong
CID000468	Tin	Fenix Metals	POLAND	CID000468	RMI	Chmielów	Podkarpackie

CID000493	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	RMI	Novosibirsk	Novosibirskaya oblast'
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	RMI	Yanshi	Fujian
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	RMI	Gejiu	Yunnan
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	RMI	Gejiu	Yunnan
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	RMI	Towanda	Pennsylvania
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	RMI	Yingde	Guangdong
CID000689	Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689	RMI	Seo-gu	Incheon-gwangyeoksi
CID000694	Gold	Heimerle + Meule GmbH	GERMANY	CID000694	RMI	Pforzheim	Baden-Württemberg
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	RMI	Fanling	Hong Kong
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	RMI	Hanau	Hessen
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	RMI	Ganzhou	Jiangxi
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	RMI	Yuanling	Hunan
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	RMI	Hengyang	Hunan
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	RMI	Hohhot	Nei Mongol
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	RMI	Soka	Saitama
CID000814	Gold	Istanbul Gold Refinery	TURKEY	CID000814	RMI	Kuyumcukent	Istanbul
CID000823	Gold	Japan Mint	JAPAN	CID000823	RMI	Osaka	Osaka
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	RMI	Akita City	Akita
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	RMI	Guixi City	Jiangxi

CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	RMI	Ganzhou	Jiangxi
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	RMI	Jiujiang	Jiangxi
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	RMI	Jiujiang	Jiangxi
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	RMI	Salt Lake City	Utah
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	RMI	Brampton	Ontario
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	RMI	Verkhnyaya Pyshma	Sverdlovskaya oblast'
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	RMI	Ōita	Ôita
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	RMI	Gejiu	Yunnan
CID000957	Gold	Kazzinc	KAZAKHSTAN	CID000957	RMI	Ust-Kamenogorsk	Qaraghandy oblysy
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	RMI	Fallon	Nevada
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	RMI	Magna	Utah
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	RMI	Sayama	Saitama
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	RMI	Bishkek	Chüy
CID001070	Tin	China Tin Group Co., Ltd.	CHINA	CID001070	RMI	Laibin	Guangxi
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	RMI	São João del Rei	Minas Gerais
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	RMI	Onsan-eup	Ulsan-gwangyeoksi
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	RMI	Butterworth	Pulau Pinang
CID001113	Gold	Materion	UNITED STATES OF AMERICA	CID001113	RMI	Buffalo	New York
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	RMI	Iruma	Saitama
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	RMI	Twinsburg	Ohio
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	RMI	Suzhou	Jiangsu

CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	RMI	Kwai Chung	Hong Kong
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	RMI	Singapore	South West
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	RMI	Marin	Neuchâtel
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	RMI	North Attleboro	Massachusetts
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	RMI	Torreon	Coahuila de Zaragoza
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	RMI	District Raigad	Maharashtra
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	RMI	Bairro Guarapiranga	São Paulo
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	RMI	Presidente Figueiredo	Amazonas
CID001182	Tin	Minsur	PERU	CID001182	RMI	Paracas	Ika
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	RMI	Naoshima	Kagawa
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	RMI	Asago	Hyogo
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	RMI	Omuta	Fukuoka
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	RMI	Takehara	Hiroshima
CID001200	Tantalum	NPM Silmet AS	ESTONIA	CID001200	RMI	Sillamäe	Ida-Virumaa
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	RMI	Obrucheva	Moskva
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	RMI	Bahçelievler	Istanbul
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	RMI	Ganzhou	Jiangxi
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	RMI	Noda	Chiba

CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.		CHINA	CID001277	RMI	Shizuishan City	Ningxia
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.		THAILAND	CID001314	RMI	Nongkham Sriracha	Chon Buri
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.		JAPAN	CID001325	RMI	Nara-shi	Nara
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)		RUSSIAN FEDERATION	CID001326	RMI	Krasnoyarsk	Krasnoyarskiy kray
CID001337	Tin	Operaciones Metalurgical S.A.		BOLIVIA (PLURINATIONAL STATE OF)	CID001337	RMI	Oruro	Oruro
CID001352	Gold	PAMP S.A.		SWITZERLAND	CID001352	RMI	Castel San Pietro	Ticino
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals		RUSSIAN FEDERATION	CID001386	RMI	Kasimov	Ryazanskaya oblast'
CID001397	Gold	PT Aneka Tambang (Persero) Tbk		INDONESIA	CID001397	RMI	Jakarta	Jakarta Raya
CID001399	Tin	PT Artha Cipta Langgeng		INDONESIA	CID001399	RMI	Sungailiat	Kepulauan Bangka Belitung
CID001402	Tin	PT Babel Inti Perkasa		INDONESIA	CID001402	RMI	Lintang	Kepulauan Bangka Belitung
	Tin	Smelter not listed	PT Babel Surya Alam Lestari	INDONESIA	CID001406	RMI	0	0
CID001419	Tin	PT Bangka Tin Industry		INDONESIA	CID001419	RMI	Sungailiat	Kepulauan Bangka Belitung
CID001421	Tin	PT Belitung Industri Sejahtera		INDONESIA	CID001421	RMI	Pegantungan	Kepulauan Bangka Belitung
CID001428	Tin	PT Bukit Timah		INDONESIA	CID001428	RMI	Pangkal Pinang	Kepulauan Bangka Belitung
CID001434	Tin	PT DS Jaya Abadi		INDONESIA	CID001434	RMI	Pangkal Pinang	Kepulauan Bangka Belitung
CID001448	Tin	PT Karimun Mining		INDONESIA	CID001448	RMI	Karimun	Kepulauan Riau
CID001453	Tin	PT Mitra Stania Prima		INDONESIA	CID001453	RMI	Sungailiat	Kepulauan Bangka Belitung
CID001457	Tin	PT Panca Mega Persada		INDONESIA	CID001457	RMI	Sungailiat	Kepulauan Bangka Belitung
CID001458	Tin	PT Prima Timah Utama		INDONESIA	CID001458	RMI	Pangkal Pinang	Kepulauan Bangka Belitung

CID001460	Tin	PT Refined Bangka Tin	INDONESIA	CID001460	RMI	Sungailiat	Kepulauan Bangka Belitung
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	RMI	Pangkal Pinang	Kepulauan Bangka Belitung
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	RMI	Pangkal Pinang	Kepulauan Bangka Belitung
CID001471	Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	RMI	Pangkal Pinang	Kepulauan Bangka Belitung
CID001477	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	RMI	Kundur	Riau
CID001482	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	RMI	Mentok	Kepulauan Bangka Belitung
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	RMI	Pangkal Pinang	Kepulauan Bangka Belitung
CID001493	Tin	PT Tommy Utama	INDONESIA	CID001493	RMI	Sumping Desa Batu Peyu	Kepulauan Bangka Belitung
CID001498	Gold	PX Precinox S.A.	SWITZERLAND	CID001498	RMI	La Chaux-de-Fonds	Neuchâtel
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	RMI	Fremont	California
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	RMI	Germiston	Gauteng
CID001522	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	RMI	Zhuzhou	Hunan
CID001534	Gold	Royal Canadian Mint	CANADA	CID001534	RMI	Ottawa	Ontario
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	RMI	Taoyuan	Taoyuan
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	RMI	Madrid	Madrid, Comunidad de
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	RMI	Zhaoyuan	Shandong
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	RMI	Chengdu	Sichuan
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	RMI	Shyolkovo	Moskovskaja oblast'
CID001758	Tin	Soft Metais Ltda.	BRAZIL	CID001758	RMI	Bebedouro	São Paulo

CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	RMI	Tainan City	Tainan
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	RMI	Solikamsk	Permskiy kray
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	RMI	Saijo	Ehime
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	RMI	Harima	Hyogo
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	RMI	Hiratsuka	Kanagawa
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	RMI	Halong City	Tây Ninh
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	RMI	Croydon	Pennsylvania
CID001898	Tin	Thaisarco	THAILAND	CID001898	RMI	Amphur Muang	Phuket
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	RMI	Gejiu	Yunnan
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	RMI	Laizhou	Shandong
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	RMI	Kuki	Saitama
CID001955	Gold	Torecom	KOREA, REPUBLIC OF	CID001955	RMI	Asan	Chungcheongnam-do
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	RMI	Ust-Kamenogorsk	Qaraghandy oblysy
CID001977	Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	RMI	Guarulhos	São Paulo
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	RMI	Hoboken	Antwerpen
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	RMI	Alden	New York
CID002003	Gold	Valcambi S.A.	SWITZERLAND	CID002003	RMI	Balerna	Ticino
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	RMI	Newburn	Western Australia
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	RMI	Ariquemes	Rondônia

CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	RMI	St. Martin i-S	Steiermark
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	RMI	Xiamen	Fujian
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	RMI	Shaoguan	Guangdong
CID002100	Gold	Yamakin Co., Ltd.	JAPAN	CID002100	RMI	Konan	Kochi
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	RMI	Sagamihara	Kanagawa
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	RMI	Gejiu	Yunnan
CID002180	Tin	Yunnan Tin Company Limited	CHINA	CID002180	RMI	Gejiu	Yunnan
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	RMI	Sanmenxia	Henan
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	RMI	Shanghang	Fujian
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	RMI	Khwaeng Dok Mai	Krung Thep Maha Nakhon
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	RMI	Ganzhou	Jiangxi
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	RMI	Ganzhou	Jiangxi
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	RMI	Ganzhou	Jiangxi
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	RMI	Tonggu	Jiangxi
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	RMI	Nanfeng Xiaozhai	Yunnan

CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.		CHINA	CID002320	RMI	Xiamen	Fujian
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.		CHINA	CID002321	RMI	Xiushui	Jiangxi
CID002455	Tin	CV Venus Inti Perkasa		INDONESIA	CID002455	RMI	Pangkal Pinang	Kepulauan Bangka Belitung
CID002459	Gold	Geib Refining Corporation		UNITED STATES OF AMERICA	CID002459	RMI	Warwick	Rhode Island
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.		BRAZIL	CID002468	RMI	São João del Rei	Minas Gerais
	Tin	Smelter not listed	PT Tirus Putra Mandiri	INDONESIA	CID002478	RMI	0	0
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.		CHINA	CID002492	RMI	Hengyang	Hunan
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.		CHINA	CID002494	RMI	Ganzhou	Jiangxi
CID002500	Tin	Melt Metais e Ligas S.A.		BRAZIL	CID002500	RMI	Ariquemes	Rondônia
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.		VIET NAM	CID002502	RMI	Vinh Bao District	Hai Phong
CID002503	Tin	PT ATD Makmur Mandiri Jaya		INDONESIA	CID002503	RMI	Sungailiat	Kepulauan Bangka Belitung
CID002504	Tantalum	D Block Metals, LLC		UNITED STATES OF AMERICA	CID002504	RMI	Gastonia	North Carolina
CID002505	Tantalum	FIR Metals & Resource Ltd.		CHINA	CID002505	RMI	Zhuzhou	Hunan
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.		CHINA	CID002506	RMI	Jiujiang	Jiangxi
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.		CHINA	CID002508	RMI	YunFu City	Guangdong
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.		INDIA	CID002509	RMI	Mewat	Haryana
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.		CHINA	CID002512	RMI	Fengxin	Jiangxi
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.		CHINA	CID002513	RMI	Chenzhou	Hunan

CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	RMI	Dayuan	Taoyuan
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	RMI	Rosario	Cavite
CID002530	Tin	PT Inti Stania Prima	INDONESIA	CID002530	RMI	Sungailiat	Kepulauan Bangka Belitung
CID002539	Tantalum	KEMET Blue Metals	MEXICO	CID002539	RMI	Matamoros	Tamaulipas
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	RMI	Goslar	Niedersachsen
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	RMI	Laufenburg	Baden-Württemberg
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	RMI	Dai Tu	Thái Nguyên
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	RMI	Map Ta Phut	Rayong
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	RMI	Goslar	Niedersachsen
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	RMI	Hermsdorf	Thüringen
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	RMI	Newton	Massachusetts
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	RMI	Mito	Ibaraki
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	RMI	Laufenburg	Baden-Württemberg
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	RMI	Ganzhou	Jiangxi
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	RMI	Boyertown	Pennsylvania
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	RMI	Aizuwakamatsu	Fukushima
CID002560	Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	RMI	Dubai	Dubayy
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	RMI	Dubai	Dubayy
CID002568	Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	RMI	Mound House	Nevada
CID002570	Tin	CV Ayi Jaya	INDONESIA	CID002570	RMI	Sungailiat	Kepulauan Bangka Belitung

CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	RMI	Hengyang	Hunan
CID002580	Gold	T.C.A S.p.A	ITALY	CID002580	RMI	Capolona	Toscana
CID002582	Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	RMI	Moerdijk	Noord-Brabant
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	RMI	Depew	New York
CID002592	Tin	CV Dua Sekawan	INDONESIA	CID002592	RMI	Pangkal Pinang	Kepulauan Bangka Belitung
CID002593	Tin	CV Tiga Sekawan	INDONESIA	CID002593	RMI	Pangkal Pinang	Kepulauan Bangka Belitung
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	RMI	Gangnam	Seoul-teukbyeolsi
CID002606	Gold	Marsam Metals	BRAZIL	CID002606	RMI	Sao Paulo	São Paulo
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	RMI	Ganzhou	Jiangxi
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	RMI	Nalchik	Kabardino-Balkarskaya Respublika
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	RMI	São João del Rei	Minas gerais
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	RMI	São João del Rei	Minas gerais
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	RMI	Unecha	Bryanskaya oblast'
CID002761	Gold	SAAMP	FRANCE	CID002761	RMI	Paris	Île-de-France
CID002762	Gold	L'Orfebre S.A.	ANDORRA	CID002762	RMI	Andorra la Vella	Andorra la Vella
CID002765	Gold	Italpreziosi	ITALY	CID002765	RMI	Arezzo	Toscana
CID002773	Tin	Metallo Belgium N.V.	BELGIUM	CID002773	RMI	Beerse	Antwerpen
CID002774	Tin	Metallo Spain S.L.U.	SPAIN	CID002774	RMI	Berango	Bizkaia
CID002776	Tin	PT Bangka Prima Tin	INDONESIA	CID002776	RMI	Air Mesu	Kepulauan Bangka Belitung
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	RMI	Halsbrücke	Sachsen
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	RMI	Pforzheim	Baden-Württemberg

CID002779	Gold	Ogussa Osterreichische Gold- und Silber- Scheideanstalt GmbH	AUSTRIA	CID002779	RMI	Vienna	Wien
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	RMI	Hengyang	Hunan
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	RMI	Sungai Samak	Kepulauan Bangka Belitung
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	RMI	Marilao	Bulacan
CID002829	Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	RMI	Sungailiat	Kepulauan Bangka Belitung
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	RMI	Ganzhou	Jiangxi
CID002833	Tungsten	ACL Metais Eireli	BRAZIL	CID002833	RMI	Araçariguama	São Paulo
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	RMI	Mentawak	Kepulauan Bangka Belitung
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	RMI	Yichun	Jiangxi
CID002843	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	RMI	Gyeongju-si	Gyeongsangbuk-do
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	RMI	Roshal	Moskovskaja oblast'
CID002847	Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	RMI	Skopje	Skopje
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	RMI	Gejiu	Yunnan
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	RMI	Guanyang	Guangxi
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	RMI	Johannesburg	Gauteng
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	RMI	Kawasan Perindustrian Bukit Rambai	Melaka
CID002859	Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	RMI	Jijie	Yunnan

CID002870	Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	RMI	Pasir Putih	Kepulauan Bangka Belitung
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	RMI	Gunsan-si	Jeollabuk-do
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	RMI	Mejillones	Antofagasta
CID002973	Gold	Safimet S.p.A	ITALY	CID002973	RMI	Arezzo	Toscana
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	RMI	Chaozhou	Guangdong
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	RMI	Chifeng	Nei Mongol
CID003191	Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	RMI	Jiujiang	Jiangxi
CID003195	Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	RMI	Chopyeong-myeon	Chungcheongbuk-do
CID003205	Tin	PT Bangka Serumpun	INDONESIA	CID003205	RMI	Pangkalpinang	Kepulauan Bangka Belitung
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	RMI	West Chester	Pennsylvania
CID000264	Gold	Chugai Mining	JAPAN	CID000264	RMI	Chiyoda	Tokyo
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	RMI	Lubin	Dolnośląskie
CID002863	Gold	Bangalore Refinery	INDIA	CID002863	RMI	Bangalore	Karnataka
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	RMI	Yiyang	Hunan
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	RMI	Pyeongtaek-si	Gyeonggi-do
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	RMI	Istanbul	Istanbul
CID000180	Gold	Caridad	MEXICO	CID000180	RMI	Nacozari	Sonora
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	RMI	Kunming	Yunnan
CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	RMI	Yichun	Jiangxi
CID000278	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	RMI	Hezhou	Guangxi

CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	RMI	Huangshi	Hubei
CID000410	Tantalum	Duoluoshan	CHINA	CID000410	RMI	Sihui City	Guangdong
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	RMI	Ariquemes	Rondônia
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	RMI	Lanzhou	Gansu
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	RMI	Zhaoyuan	Shandong
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	RMI	Fuyang	Zhejiang
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	RMI	Yuanling	Hunan
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	RMI	Chenzhou	Hunan
CID000778	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	RMI	Danwon	Gyeonggi-do
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	RMI	Balkhash	Qaraghandy oblysy
CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	RMI	Riyadh	Ar Riyāḑ
CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	RMI	Lingbao	Henan
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	RMI	Lingbao	Henan
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	RMI	Luoyang	Henan
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	RMI	Navoi	Navoiy
CID001322	Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322	RMI	Jackson	Ohio
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	RMI	Penglai	Shandong

CID001438	Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	RMI	Karimun	Kepulauan Riau
CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	RMI	Williston	North Dakota
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	RMI	Namdong	Incheon-gwangyeoksi
CID001562	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	RMI	Changwon	Gyeongsangnam-do
CID001573	Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	RMI	Amsterdam	Noord-Holland
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	RMI	Laizhou	Shandong
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	RMI	Chengdu	Sichuan
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	RMI	Tongling	Anhui
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	RMI	Halong City	Quảng Ninh
CID002282	Gold	Morris and Watson	NEW ZEALAND	CID002282	RMI	Onehunga	Auckland
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	RMI	Yifeng	Jiangxi
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	RMI	Guangzhou	Guangdong
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	RMI	Gao'an	Jiangxi
CID002510	Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	RMI	Miami	Florida
CID002515	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	RMI	Msasa	Harare
CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	RMI	Xiushui	Jiangxi
CID002536	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	RMI	Ganzhou	Jiangxi

CID002563	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	RMI	Dubai	Dubayy
CID002567	Gold	Sudan Gold Refinery	SUDAN	CID002567	RMI	Khartoum	Khartoum
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	RMI	Tinh Tuc	Cao Bằng
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	RMI	Quy Hop	Nghệ An
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	RMI	Tan Quang	Tuyên Quang
CID002587	Gold	Tony Goetz NV	BELGIUM	CID002587	RMI	Antwerp	Antwerpen
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	RMI	Astana	Almaty
CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	RMI	Huanglong	Jiangxi
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	RMI	Quy Hop	Nghệ An
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	RMI	Fairless Hills	Pennsylvania
CID002756	Tin	Super Ligas	BRAZIL	CID002756	RMI	Piracicaba	São Paulo
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	RMI	Ganzhou	Jiangxi
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	RMI	Ahmedabad	Gujarat
CID002853	Gold	Sai Refinery	INDIA	CID002853	RMI	Parwanoo	Himachal Pradesh
CID002854	Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	RMI	Lusaka	Lusaka
CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	RMI	Kawasan Perindustrian Bukit Rambai	Melaka
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	RMI	Kyshtym	Chelyabinskaya oblast'

CID002866	Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	RMI	Gold Coast	Queensland
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	RMI	Pforzheim	Baden-Württemberg
CID002872	Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	RMI	Warwick	Rhode Island
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	RMI	Vilnius	Vilnius
CID003185	Gold	African Gold Refinery	UGANDA	CID003185	RMI	Entebbe	Wakiso
CID003208	Tin	Pongpipat Company Limited	MYANMAR	CID003208	RMI	Yangon	Yangon
CID003324	Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	RMI	Fairfield	Ohio